                                                                    EXHIBIT 4.15

                         [FORM OF FRONT OF DEBENTURE]

No.                                                             $

                             ARCO CHEMICAL COMPANY

                    9.90% Debenture Due 2000        CUSIP


        ARCO CHEMICAL COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), for value received, hereby promises to pay to or registered assigns, the principal sum of Dollars at the office or agency of the
Company in the Borough of Manhattan, The City of New York, on November 1, 2000 (the "Maturity Date"), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on May 1 and November 1 of each year (each an "Interest Payment Date"), commencing with the Interest Payment Date next following November 7, 1990 (the "Original Issue Date"), and on the Maturity Date, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title hereof, from the May 1 or November 1, as the case may be, to which interest on this Debenture has been paid next preceding the applicable Interest Payment Date or, if no interest has been paid on this Debenture, from the Original Issue Date until payment of said principal sum has been made or duly provided for; provided, however, that any payment of principal or interest to be made on an Interest Payment Date or Maturity Date which is not a Business Day shall be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Maturity Date, as the case may be, and no additional interest shall accrue as a result of such delayed payment. For purposes of this Debenture, "Business Day" means any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York or The City of Philadelphia. The interest so payable on any Interest Payment Date or the Maturity Date will, except as provided in the Indenture, be paid to the person in whose name the Debenture is registered at the close of business on the April 15 or October 15 next preceding such Interest Payment Date (a "Record Date") in the case of interest payments on other than the Maturity Date, and on the Maturity Date in the case of an interest payment on the Maturity Date, whether or not such fifteenth day or Maturity Date is a Business Day. At the option of the Company, interest so payable may be paid by check mailed to the registered address of such person; provided that, if the holder hereof is the holder of U.S. $10,000,000 or more in aggregate principal amount of Debentures, such payments will be made by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee not less than fifteen days prior to the applicable Interest Payment Date. Principal and interest payable at maturity in respect of this Debenture will be paid in immediately available funds upon surrender of this Debenture.

        Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        All payments of principal and interest in respect of this Debenture will be made net of any deduction or withholding for or on account of all taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority if the Company is required by law to deduct or withhold amounts for or on account of such taxes, duties, assessments or governmental charges.

        Reference is made to the further provisions of this Debenture set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

        This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

        IN WITNESS WHEREOF, ARCO Chemical Company has caused this Debenture to be signed, manually or by facsimile, by its President and Chief Executive Officer and by its Vice President and Treasurer, under its corporate seal (which may be printed, engraved or otherwise reproduced thereon by facsimile or otherwise).

        Dated:

                                        ARCO CHEMICAL COMPANY


Attest:                                 By
                                          --------------------------------------
                                          President and Chief Executive Officer


By
   ----------------------------------
     Vice President and Treasurer

[SEAL]


                   [TRUSTEE'S CERTIFICATE OF AUTHENTICATION]


        This is one of the Securities issued under the within mentioned
Indenture.

                                        THE BANK OF NEW YORK
                                          as Trustee


                                        By
                                          --------------------------------------
                                                   Authorized Signatory

                         [FORM OF REVERSE OF DEBENTURE]

                             ARCO CHEMICAL COMPANY

                           9.90% DEBENTURE DUE 2000

        This Debenture is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (herein called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture dated as of June 15, 1988 (herein called the "Indenture"), duly executed and delivered by the Company to The Bank of New York, Trustee (hereinafter called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided in the Indenture.

        This Debenture is one of a series of Securities of the Company issued pursuant to the Indenture designated as the 9.90% Debentures Due 2000 (herein called the "Debentures") limited in aggregate principal amount to $200,000,000.

        In case an Event of Default shall occur and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

        The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than 50% in aggregate principal amount at Stated Maturity of the Securities at the time outstanding of each series affected by such supplemental indenture or indentures, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture as such provisions apply to such Securities or modifying in any manner the rights of the Holders of the Securities; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Security or reduce the rate of interest or extend the time of payment of interest thereon or reduce the principal thereof or the time during which premium is payable thereon or change the method of computing the amount of principal thereof or make the principal thereof or any premium or interest thereon payable in any coin or currency other than that provided in the Securities or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy without the consent of the Holder thereof, or (ii) reduce the percentage in principal amount at Stated Maturity of the outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults under, and their consequences provided for in, the Indenture, without the consent of the Holders of each Security of such series so affected. Any such consent or waiver by the Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and any Debentures which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

        No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

        The Debentures are issuable in registered form without coupons in denominations of $1,000 and integral multiples thereof. Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations, without charge except for any tax or other governmental charge imposed in relation thereto, at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture.

        The Debentures are unsecured obligations of the Company ranking pari passu without any preference among themselves and equally with all other unsecured indebtedness (other than subordinated indebtedness) of the Company from time to time outstanding.

        The Debentures are not redeemable on any date prior to maturity.

        Upon due presentment for registraton of transfer of this Debenture at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount at Stated Maturity will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in relation thereto.

        Prior to due presentment for registration of transfer of the Debenture, the Company, the Trustee, any paying agent and any Debenture registrar may deem and treat the registered Holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon by anyone other than the Company, any Debenture registrar or the Trustee), for the purpose of receiving payment hereof or on account hereof, and for all other purposes (subject to the provisions appearing on the face hereof), and neither the Company nor the Trustee nor any paying agent nor any Debenture registrar shall be affected by any notice to the contrary.

        No recourse for the payment of the principal of or interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule or law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a condition of and as part of the consideration for the issue hereof, expressly waived and released.

        Terms used herein which are not defined herein shall have the meanings assigned to them in the Indenture.

        This Debenture shall be governed by and construed in accordance with the laws of the State of New York.

        The following abbreviations, when used in the inscription on the face of the within instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM --as tenants in common                                  Custodian
TEN ENT --as tenants by the             UNIF GIFT MIN ACT -- ---------------
          entireties                                          (Cust) (Minor)
JT TEN  --as joint tenants with right   under Uniform Gifts to Minors Act
          of survivorship and not as
          tenants in common             ------------------------------------
                                                       (State)

        Additional abbreviations may also be used though not in the above list.

                                ---------------

        FOR VALUE RECEIVED the undersigned hereby sell(s), assigns(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE


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              (NAME AND ADDRESS OF ASSIGNEE, INCLUDING ZIP CODE,
                        MUST BE PRINTED OR TYPEWRITTEN)


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the within Debenture, and all rights thereunder, hereby irrevocably constituting and appointing

                                                                        attorney
-----------------------------------------------------------------------
to transfer such Debenture in the books of the Company, with full power of substitution in the premises.

        Dated:
                                                --------------------------------

        NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.